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CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Form S-8 Registration Statement No. 33-48217 and Registration Statement No. 33-85724 of Ark Restaurants Corp. of our report dated November 30, 1995 (except for Note 13, as to which the date is December 28, 1995), appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 30, 1995.




Deloitte & Touche LLP

New York, New York
January 30, 1996